UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2015 (May 15, 2015)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 15, 2015, Memorial Resource Development Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2015.

Proposal 1—Election of Directors

Tony R. Weber, John A. Weinzierl, Scott A. Gieselman, Kenneth A. Hersh, Robert A. Innamorati, Carol Lee O’Neill and Pat Wood, III were elected to continue to serve as the Company’s directors until the 2016 Annual Meeting of Stockholders and until their respective successors are elected. Votes regarding the persons elected as directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Tony R. Weber	143,791,745	33,451,310	3,902	2,767,652

John A. Weinzierl	150,105,935	27,137,270	3,752	2,767,652

Scott A. Gieselman	148,335,695	28,908,360	2,902	2,767,652

Kenneth A. Hersh	148,336,403	28,906,802	3,752	2,767,652

Robert A. Innamorati	175,838,286	1,405,769	2,902	2,767,652

Carol Lee O’Neill	175,838,439	1,404,616	3,902	2,767,652

Pat Wood, III	175,811,195	1,432,010	3,752	2,767,652

Proposal 2—Ratification of the Appointment of KPMG LLP

The appointment of KPMG LLP as the Company’s independent auditor for 2015 was ratified. The voting results were as follows:

For	Against	Abstain
180,005,357	9,252	0

Proposal 3—Approval, by a Non-Binding Vote, of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation for the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
168,793,611	8,447,696	5,650	2,767,652

Proposal 4—Approval, by a Non-Binding Vote, of the Frequency of Stockholder Advisory Votes on Executive Compensation

The Company’s stockholders voted, on an advisory basis, in favor of holding a future advisory stockholder vote to approve the Company’s executive compensation every three years. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain
54,536,151	303,020	122,400,686	7,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: May 19, 2015	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary